Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199426) pertaining to the Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan and 2014 Non-Employee Director Plan of our report dated December 11, 2015, with respect to the consolidated financial statements of Great Western Bancorp, Inc. included in this Annual Report (Form 10-K) of Great Western Bancorp, Inc. for the year ended September 30, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
December 11, 2015